S1 Corporation Chief Financial Officer to Leave Company

Norcross, Georgia, August 5, 2008 — S1 Corporation (Nasdaq: SONE), a leading global provider of customer interaction software solutions for financial and payment services, today announced that its Chief Financial Officer, John Stone, will leave the Company effective immediately to focus his attention on a previously disclosed personal matter dating back to July 2006.  In connection with Mr. Stone’s departure, the Company and Mr. Stone have entered into a consulting arrangement pursuant to which Mr. Stone will provide consulting services as requested by the Company’s Board of Directors from time to time. Steve Dexter, the Company’s Vice President and Corporate Controller, has been appointed Principal Accounting Officer.

“The Board of Directors and I support John’s decision to leave the company to focus his attention on addressing a personal matter,” said Johann Dreyer, Chief Executive Officer of S1. “We would like to thank him for his hard work and leadership during his four years at S1and are pleased that he will be available to assist the Company as we transition to a new Chief Financial Officer.”

About S1 Corporation

S1 Corporation (Nasdaq: SONE) delivers customer interaction software for financial and payment services and offers unique solution sets for financial institutions, retailers, and processors under three brand names: Postilion, S1 Enterprise and FSB Solutions. Additional information about S1 solutions is available at www.s1.com, www.postilion.com, www.s1enterprise.com, and www.fsb-solutions.com.

Forward Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" or similar terminology identify forward-looking statements. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.

Investor Contact:
Gregory D. Orenstein
SVP, Corporate Development & CLO
404.923.3500
greg.orenstein@s1.com